Illuminated Technologies Inc The United Kingdom Building Suite 1588 - 409 Granville Street Vancouver BC V6C 1T2 Canada	http://IlluminatedTechnologies.com info@IlluminatedTechnologies.com T: 604 488 0266 F: 604 602 7280

Focus: [Consulting / Development Agreement]

Consulting / Development Agreement

Monday 11 April 2005

Mobile Gaming Now Inc. / Ignition Technologies Inc.
Mobile Gaming Now

Dear Mobile Gaming Now Inc. / Ignition Technologies Inc.

Re: Consulting / Development Agreement

Mobile Gaming Now Inc. / Ignition Technologies Inc. ("CLIENT") agrees to contract Illuminated Technologies Inc. ("LUMATECH") for software development, maintenance, technical, and research and development services.

CLIENT and LUMATECH agree as follows:

1.	The term of this agreement will be from May 1st, 2005 to December 31st, 2006.

2.	CLIENT will liaise directly with Adam Morand (Account Representative) for the Contract duration.

3.	LUMATECH will provide consulting services to CLIENT on an as needed and best effort basis within the scope of this engagement.

4.	LUMATECH will perform Project Director, IT Management and Software Development duties while contracted by CLIENT.

5.	LUMATECH and CLIENT will meet physically at the LUMATECH office each Wednesday of every week at 11AM PST to discuss CLIENT objectives and the statement of work for this contract.

6.	LUMATECH will provide a FULL backup of CLIENT systems every Thursday on CD to CLIENT.

7.

LUMATECH will focus on CLIENT business objectives using a detailed statement of work for every initiative. LUMATECH will only work on approved line items and to the number of hours authorized by the CLIENT for each line item.

8.	CLIENT will provide payments according to Table A to this agreement. All payments are due upon receipt of Invoice. All late payments are subject to penalties outlined in Table A.

9.

CLIENT and LUMATECH understand termination of this agreement requires written notification with a minimum of 45 days in advance of the proposed termination date. CLIENT agrees to forfeit 100% of the retainer value in the event of termination without providing the minimum written notification.

Consulting / Development Agreement
between Mobile Gaming Now Inc. / Ignition Technologies Inc. and Illuminated Technologies Inc.

Illuminated Technologies Inc The United Kingdom Building Suite 1588 - 409 Granville Street Vancouver BC V6C 1T2 Canada	http://IlluminatedTechnologies.com info@IlluminatedTechnologies.com T: 604 488 0266 F: 604 602 7280

10.

For the term of this agreement, LUMATECH will provide telephone, and email communication to CLIENT during Normal business hours. Normal business hours are eight hours behind Greenwich Mean Time (GMT- 8:00). Monday - Friday 8:00hrs to 18:00hrs. This is agreed to by all parties.

11.	LUMATECH and CLIENT understand the major CLIENT initiatives include but are not limited to:

a.	Mobile Poker Game Client Software
b.	Mobile Poker Game Server Software
c.	Online Poker Game Client Software
d.	Mobile Poker Gaming Platform Software
e.	Mobile Gateway Server Platform
f.	Online Poker Training Client Software

12.	For the term of this agreement, LUMATECH will provide business, technical, research and development services, including but not limited to the following:

a.	Maintenance of Production Systems
b.	Maintenance of Staging Systems
c.	Maintenance of Development Systems
d.	Maintenance of Databases used in Production, Staging, and Development
e.	Technology research, generally in the areas of wireless technology and specific to mobile communication technologies.
f.	General Software Development Consulting
g.	General Project Management and Direction Consulting

13.

CLIENT and LUMATECH understand that the software created for CLIENT by LUMATECH detailed inside the statement of work has been created on a work for hire basis, and therefore is the property of CLIENT upon successful completion of this contract. All systems and software directly and purposefully designed and constructed for CLIENT by LUMATECH under the terms of this agreement are the exclusive property of CLIENT.

14.
CLIENT and LUMATECH understand that any systems and software or intellectual property indirectly designed or created from the work detailed in this agreement will remain the exclusive property of LUMATECH Knowledge, not Intellectual Property, gained through the use of commercial technologies or technologies created by LUMATECH to advance the business operations of CLIENT will remain the full intellectual property of LUMATECH.

15.	All proprietary knowledge of CLIENT will be held in the strictest confidence by LUMATECH, and will not be made available to any third party without the express permission of CLIENT.

(End of agreement clauses)

Consulting / Development Agreement
between Mobile Gaming Now Inc. / Ignition Technologies Inc. and Illuminated Technologies Inc.

Illuminated Technologies Inc The United Kingdom Building Suite 1588 - 409 Granville Street Vancouver BC V6C 1T2 Canada	http://IlluminatedTechnologies.com info@IlluminatedTechnologies.com T: 604 488 0266 F: 604 602 7280

Table A - Payment Dates and Coverage Periods

LUMATECH will provide a detailed statement of work to illustrate the work being completed on a per calendar month basis. All work will be completed on a project by project basis according to a statement of work authorized by the CLIENT. LUMATECH will only work on projects with an approved statement of work.

Any late payments (those exceeding 14 days from invoice) to LUMATECH from CLIENT will be subject to a 2% monthly interest penalty.

Wire Transfer Instructions

US DOLLAR Incoming Transfer

Correspondent Bank:	Bank of America, New York
N.Y., USA
	ABA 026009593	CDN DOLLAR and FOREIGN CURRENCY (other than USF)
SWIFT: BOFAUS3N
		Beneficiary Bank:	TD Canada Trust
Beneficiary Bank:	TD Canada Trust		1055 Dunsmuir Street
	1055 Dunsmuir Street		Vancouver, BC
	Vancouver, BC		Canada
	Canada		SWIFT: TDOMCATTOR
SWIFT: TDOMCATTTOR
		Beneficiary:	Illuminated Technologies Inc.
Beneficiary:	Illuminated Technologies Inc.		1588 - 409 Granville Street
	1588 - 409 Granville Street		Vancouver, BC, Canada
	Vancouver, BC, Canada		Branch #: 02160
	Branch #: 02160		Institution#: 004
	Institution#: 004		Account #: 5210701
Account #: 5210701

Standard Rates of Illuminated Technologies Inc.:

  Standard Technical Services = 100 CAD
  Advanced Technical Services = 175 CAD
  Expert Technical Services = 350 CAD

Discount Rates available to CLIENT during this agreement for work outside the base statement of work:

  Standard Technical Services = 75 CAD (US Pricing is subject to exchange rate at time of invoice)
  Advanced Technical Services = 131.25 CAD (US Pricing is subject to exchange rate at time of invoice)
  Expert Technical Services = 262.50 CAD (US Pricing is subject to exchange rate at time of invoice)

Consulting / Development Agreement
between Mobile Gaming Now Inc. / Ignition Technologies Inc. and Illuminated Technologies Inc.

Illuminated Technologies Inc The United Kingdom Building Suite 1588 - 409 Granville Street Vancouver BC V6C 1T2 Canada	http://IlluminatedTechnologies.com info@IlluminatedTechnologies.com T: 604 488 0266 F: 604 602 7280

If you accept the terms of this Consulting / Development Agreement, please indicate by signing in the space designated below.

Agreed at Seattle, WA, USA, this 1st day of May, 2005

Mobile Gaming Now Inc. / Ignition Technologies Inc.

/s/ Daniel C. Goldman

by: Mobile Gaming Now Inc. / Ignition Technologies Inc.

Name of Authorized Signatory: Mobile Gaming Now Inc. / Ignition Technologies Inc.

Mobile Gaming Now Inc. / Ignition Technologies Inc.
Mobile Gaming Now

Agreed at Vancouver, BC, Canada this Monday 11 April 2005

Illuminated Technologies Inc.

/s/ Adam J Morand

by: Adam J Morand, President

Illuminated Technologies Inc.
UNITED KINGDOM BLDG.
1588 - 409 Granville Street
Vancouver BC
V6C 1T2
Telephone: (604) 488 - 0226
Facsimile: (604) 602-7280

Consulting / Development Agreement
between Mobile Gaming Now Inc. / Ignition Technologies Inc. and Illuminated Technologies Inc.